Exhibit 99.1

OpGen Announced 1-for-10 Reverse Stock Split

ROCKVILLE, Md., May 16, 2024 (GLOBE NEWSWIRE) -- OpGen, Inc. (Nasdaq: OPGN, “OpGen” or “the Company”) today announced that the Company’s board of directors has approved a 1-for-10 reverse stock split of its shares of common stock (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 12:01 a.m. EST on May 20, 2024 and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis under the Company’s existing trading symbol “OPGN.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split will be 68373L505.

OpGen expects that the Reverse Stock Split, which was approved by its stockholders at a Special Meeting held on May 9, 2024, will increase the market price per share of common stock in order to regain compliance with The Nasdaq Capital Market’s minimum bid price listing requirement of $1.00 per share.

Information for Stockholders

At the effective time of the Reverse Stock Split, every ten (10) shares of OpGen’s issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.01 per share. The Reverse Stock Split will reduce the Company’s number of shares of outstanding common stock from approximately 12,624,902 shares to approximately 1,262,490 shares (not including shares of common stock issuable upon conversion of outstanding shares of preferred stock, which conversion rate will be proportionately adjusted). Proportionate adjustments will be made to the conversion and exercise prices of the Company's outstanding stock purchase warrants, stock options, and restricted stock units.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will automatically be entitled to have the fractional share rounded up to the nearest whole share. The Reverse Stock Split impacts all holders of OpGen’s common stock proportionally and will not impact any stockholders’ percentage ownership of common stock (except to the extent the Reverse Stock Split results in any stockholder owning a fractional share).

Pacific Stock Transfer Company (“PST”) is acting as paying agent for OpGen with regard to the Reverse Stock Split. PST will provide stockholders of record holding certificates representing pre-split shares of the Company's common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About OpGen, Inc.

OpGen, Inc. (Rockville, Md., U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. The Company distributes molecular microbiology solutions that help guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding the execution of a reverse stock split of the Company’s common stock. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to regain compliance with Nasdaq Listing Rules, our ability to continue to finance our business and operations, and our liquidity and working capital requirements. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:

David E. Lazar

CEO

InvestorRelations@opgen.com